Exhibit 99.1

#15-06	News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS;

EPS OF $0.74, UP 21%, EXCEEDS EXPECTATIONS; RAISES EPS GUIDANCE

WELLINGTON, FL, April 23, 2015 – B/E Aerospace, Inc. (the “Company”) (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products, today announced its first quarter 2015 financial results.

FIRST QUARTER 2015 HIGHLIGHTS COMPARED WITH FIRST QUARTER PRIOR YEAR

•	Revenues increased 7 percent

•	Operating earnings increased 10 percent

•	Operating margin of 18.2 percent increased 50 basis points

•	Earnings per diluted share were $0.74, an increase of 21 percent

•	Declared a $0.19 per share quarterly dividend

“This is our first full quarter following the spin-off of KLX Inc.  Our company and management team are now intensely focused on the manufacturing of aircraft cabin interior equipment,” said Amin J. Khoury, Executive Chairman of B/E Aerospace.  “In addition to our solid first quarter results, we declared our first quarterly dividend.  This was the first step in our capital allocation policy geared toward returning capital to our shareholders.”

While all of the 2015 results reported herein are presented according to generally accepted accounting principles (“GAAP”), for comparability purposes this press release presents 2014 results excluding discontinued operations (representing the consumables management segment (“CMS”) which was spun-off in December 2014) and adjusted to exclude certain 2014 costs previously allocated to CMS, and presents 2014 income tax expense based on the first quarter 2015 effective tax rate, all as described in “Reconciliation of Non-GAAP Measures.”

FIRST QUARTER 2015 CONSOLIDATED RESULTS

First quarter 2015 revenues of $690 million increased 7.0 percent as compared with the prior year period (revenues increased 7.7 percent adjusting for the impact of Euro denominated sales).  In addition, revenues from the Company’s Russian customers were severely impacted by geopolitical and macroeconomic forces, and demand from defense customers was also weak.  Excluding sales to Russian and defense related end markets and adjusting for negative impact from currency, revenues increased 10.1 percent.

Operating earnings of $125.7 million increased 10.1 percent, and operating margin of 18.2 percent expanded 50 basis points.  On a GAAP basis, operating earnings increased 14.2 percent.

First quarter 2015 net earnings and net earnings per diluted share were $77.6 million and $0.74 per share, representing increases of 21.3 percent, as compared with the prior year period.  On a GAAP basis, net earnings and earnings per diluted share increased 22.8 percent and 21.3 percent, respectively.

Bookings during the first quarter of 2015 increased 12 percent to approximately $855 million and the book-to-bill ratio was approximately 1.24 to 1.  Backlog as of March 31, 2015 was approximately $3.1 billion, while awarded but unbooked backlog was approximately $5.0 billion, bringing total backlog, both booked and awarded but unbooked, to approximately $8.1 billion.

FIRST QUARTER 2015 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the three months ended March 31, 2015 and 2014:

REVENUES
($ in millions)
Segment	2015	2014	% Change
Commercial aircraft	$526.1	$523.5	0.5%
Business jet	163.9	121.2	35.2%
Total	$690.0	$644.7	7.0%

OPERATING EARNINGS
($ in millions)
Segment	2015	2014	% Change
Commercial aircraft	$98.4	$93.1	5.7%
Business jet	27.3	21.1	29.4%
Total	$125.7	$114.2	10.1%

First quarter 2015 commercial aircraft segment (“CAS”) revenues of $526.1 million were negatively impacted by a significant decline in sales to Russian and defense end markets. Exclusive of the aforementioned factors and adjusted for negative impact from currency, CAS revenues increased 2.9 percent.  Operating earnings of $98.4 million increased 5.7 percent, and operating margin of 18.7 percent increased 90 basis points as a result of favorable product mix including higher aftermarket revenues.

First quarter 2015 business jet segment (“BJS”) revenues of $163.9 million increased 35.2 percent.  Revenue growth was driven by higher sales of super first class products and acquisitions.  BJS revenues excluding the impact of acquisitions increased 8.9 percent.  Operating earnings increased 29.4 percent to $27.3 million, and operating margin of 16.7 percent reflects increased investment in developing additional new, highly innovative, bespoke product offerings.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury concluded, “We have a focused business with leading positions in growing markets and an $8.1 billion record backlog. Our guidance for 2015 is consistent with our expectations of continued revenue growth, earnings growth in excess of revenue growth and strong cash flow generation.  As such, today, we are raising our full year 2015 EPS financial guidance.”

The Company’s 2015 full year financial guidance is as follows:

•
2015 revenues are expected to be approximately $2.8 billion reflecting lower than expected revenues from Russian and defense related end markets and negative impact from Euro denominated sales.  This represents the lower end of the $2.8 billion to $2.9 billion prior revenue guidance and reflects high single-digit revenue growth as compared with the prior year.

•	Operating margin is expected to be in excess of 18 percent.

•	2015 earnings per share are expected to be approximately $3.03 per diluted share or approximately 21 percent higher than 2014 adjusted earnings per diluted share.

•	2015 free cash flow conversion ratio is expected to be approximately 75 percent of net earnings.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The declaration and payment of future dividends are at the discretion of the Board of Directors and will depend on the Company’s future earnings, capital requirements, financial conditions, operating conditions, contractual restrictions and such other factors as the Board of Directors may deem relevant.  For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	March 31,	March 31,
	2015	2014

Revenues	$690.0	$644.7
Cost of sales	401.6	383.0
Selling, general and administrative	87.1	76.8
Research, development and engineering	75.6	70.7
CMS corporate allocations	-	4.1

Operating earnings	125.7	110.1

Operating earnings, as a percentage of revenues	18.2%	17.1%

Interest expense	24.3	30.6

Earnings before income taxes	101.4	79.5

Income tax expense	23.8	16.3

Earnings from continuing operations	$77.6	$63.2

Net earnings from continuing operations per common share:
Basic	$0.74	$0.61
Diluted	$0.74	$0.61

Weighted average common shares:
Basic	104.5	103.9
Diluted	104.9	104.3

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$295.4	$292.5
Accounts receivable	353.7	289.0
Inventories	970.6	925.2
Deferred income taxes	14.3	17.6
Other current assets	89.0	130.7
Total current assets	1,723.0	1,655.0
Long-term assets	1,479.6	1,514.7
	$3,202.6	$3,169.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$803.4	$776.3
Total long-term liabilities	2,375.1	2,383.3
Total stockholders' equity	24.1	10.1
	$3,202.6	$3,169.7

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In Millions)

	Three months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Earnings from continuing operations	$77.6	$63.2
Earnings from discontinued operations	--	45.8
Net earnings	77.6	109.0
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	20.4	28.1
Deferred income taxes	2.7	4.1
Non-cash compensation	6.8	6.9
Tax benefits realized from prior exercises of employee stock options and restricted stock	(1.2)	(2.4)
Loss on disposal of property and equipment	0.2	0.3
Changes in operating assets and liabilities:
Accounts receivable	(75.1)	(68.4)
Inventories	(61.2)	(92.7)
Other current and non-current assets	40.3	(33.8)
Accounts payable and accrued liabilities	26.9	105.2
Net cash flows provided by operating activities	37.4	56.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25.3)	(56.2)
Acquisitions, net of cash acquired	0.2	(256.4)
Net cash flows used in investing activities	(25.1)	(312.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	—	0.1
Purchase of treasury stock	(0.4)	(0.1)
Tax benefits realized from prior exercises of employee stock options and restricted stock	1.2	2.4
Principal payments on long-term debt	(5.5)	—
Net cash flows (used in) provided by financing activities	(4.7)	2.4

Effect of foreign exchange rate changes on cash and cash equivalents	(4.7)	0.8

Net increase (decrease) in cash and cash equivalents	2.9	(253.1)
Cash and cash equivalents, beginning of period	292.5	637.8
Cash and cash equivalents, end of period	$295.4	$384.7

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release presents prior year (“2014”) net earnings, earnings per diluted share, and consolidated operating earnings excluding results from discontinued operations (representing the consumables management segment (“CMS”) which was spun-off in December 2014) and adjusted to exclude certain costs previously allocated to CMS, but required to be allocated to corporate overhead under GAAP, and, have been further adjusted by presenting income tax expense based on the first quarter 2015 effective tax rate. Each of these 2014 adjusted measures are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business in 2015 compared to the performance of the non-CMS business in 2014. The Company believes these 2014 adjusted financial measures are relevant and useful for investors because they allow investors to have a better understanding of changes in the Company’s performance over 2014 after eliminating from 2014 results not only results from discontinued operations under GAAP, but also certain costs previously allocated to CMS.  These 2014 adjusted financial measures should not be viewed as a substitute for, or superior to, operating earnings, or net earnings from continuing operations (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance for 2014.

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures.  The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments.  Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes.  The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings.  The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

B/E AEROSPACE, INC.
RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO 2014 ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

Three Months Ended
March 31, 2014
Net earnings from continuing operations	$63.2
GAAP required add-back of CMS corporate allocations	4.1
Adjustment to income taxes *	(3.3)
Adjusted earnings from continuing operations	$64.0
Adjusted net earnings from continuing operations per diluted share	$0.61

Diluted weighted average shares	104.3

* For comparability purposes 2014 income taxes are adjusted based on the 2015 first quarter effective tax rate of 23.5%

B/E AEROSPACE, INC.
RECONCILIATION OF OPERATING EARNINGS
TO 2014 ADJUSTED OPERATING EARNINGS
(In Millions)

Three Months Ended
March 31, 2014
Operating earnings	$110.1
GAAP required add-back of CMS corporate allocations	4.1
Adjusted operating earnings	$114.2

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